UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 31, 2007

Bandag, Incorporated
(Exact Name of Registrant as Specified in Charter)

Iowa	1-7007	42-0802143
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

2905 North Highway 61, Muscatine, Iowa 52761-5886
(Address of Principal Executive Offices) (Zip Code)

(202) 393-1101
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

        On May 31, 2007, pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 5, 2006, by and among Grip Acquisition Corporation (“Grip”), Bridgestone Americas Holding, Inc. (“Bridgestone”) and Bandag, Incorporated (“Bandag”), the merger of Grip with and into Bandag was completed. As a result of the merger, Bandag became a wholly-owned subsidiary of Bridgestone. Pursuant to the merger, the shareholders of Bandag will receive $50.75 in cash for each share of Common Stock and Class A Common Stock of Bandag, each par value $1.00 per share, that they held prior to the merger. The total value of the merger consideration was approximately $1.05 billion. In connection with the merger, Bandag’s Common Stock and Class A Common Stock will be delisted from the securities exchanges and Bandag will file a Form 15 to deregister its Common Stock and Class A Common Stock under the Securities Exchange Act of 1934, each as soon as practicable and advisable. Trading was suspended at the market close on May 31, 2007.

        The information provided in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

        The information provided in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 5.01	Changes in Control of Registrant

        The information provided in Item 2.01 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

        As of the effective time of the merger, all of the members of the Board of Directors of Bandag were removed and replaced with the members of the Board of Directors of Grip.

        The former directors are Martin G. Carver, Roy J. Carver, Jr., Gary E. Dewel, James R. Everline, Phillip J. Hanrahan, Amy P. Hutton and R. Stephen Newman.

        The new directors are Saul Solomon, Kenneth Weaver and Singh Ahluwalia.

        As of the effective time of the merger, Martin G. Carver ceased serving as our Chairman of the Board, President and Chief Executive Officer and Warren W. Heidbreder ceased serving as our Vice President, Chief Financial Officer and Secretary. As of the time of filing this Current Report on Form 8-K, their successors have not yet been elected.

Item 8.01.	Other Events

        On June 1, 2007, Bridgestone and Bandag issued a joint press release announcing the completion of the merger. A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

        On May 30, 2007, Roy J. Carver, Jr., the International Wrestling Institute & Museum, an Iowa not-for-profit corporation (the “Museum”), and Grip, entered into a Joinder Agreement relating to that certain Voting Agreement dated December 5, 2006 (the “Voting Agreement”) between Mr. Carver and Grip. Pursuant to the Voting Agreement, Mr. Carver agreed to vote for and to grant irrevocable proxies to Grip’s designees for the purpose of voting all of Mr. Carver’s shares in favor of the Merger Agreement and the transactions contemplated by the Merger Agreement, including the merger of Grip with and into Bandag, and against, among other things, any proposal made in opposition to, or in competition or inconsistent with, the Merger Agreement or the merger. The Voting Agreement also contains restrictions on the transfer of Mr. Carver’s shares unless Grip consents to the transfer. Mr. Carver, the Museum and Grip entered into the Joinder Agreement in connection with Mr. Carver’s transfer of 2,000 shares of Bandag Class A Common Stock to the Museum. Grip consented to the transfer of Mr. Carver’s shares, provided that the Museum became a party to the Voting Agreement by entering into the Joinder Agreement.

        A copy of the Joinder Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference in this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Joinder Agreement dated as of May 30, 2007.
99.1	Bridgestone Americas Holding, Inc. and Bandag, Incorporated
joint press release, dated June 1, 2007.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANDAG, INCORPORATED
(Registrant)
By: /s/ John C. McErlane
John C. McErlane
Vice President, North America

Date: June 1, 2007

Signature Page

BANDAG, INCORPORATED

Exhibit Index to Current Report on Form 8-K

Exhibit
Number

10.1	Joinder Agreement dated as of May 30, 2007.

99.1	Bridgestone Americas Holding, Inc. and Bandag, Incorporated joint press release, dated June 1, 2007.